As filed with the U.S. Securities and Exchange Commission on November 14, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ARYx Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0456039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(510) 585-2200

(Address of Principal Executive Offices including Zip Code)

2001 Equity Incentive Plan

2007 Equity Incentive Plan

2007 Non-Employee Directors’ Stock Option Plan

2007 Employee Stock Purchase Plan

(Full title of the plans)

Paul Goddard, Ph.D.
Chairman of the Board and Chief Executive Officer
ARYx Therapeutics, Inc.
6300 Dumbarton Circle
Fremont, CA 94555

(510) 585-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton, Jr., Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,638,845 shares	$2.12 - $8.10	$10,591,092.78	$325.15

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2001 Equity Incentive Plan, 2007 Equity Incentive Plan, 2007 Non-Employee Directors’ Stock Option Plan and 2007 Employee Stock Purchase Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted under the Registrant’s 2001 Equity Incentive Plan, (b) the exercise price of outstanding options granted under the Registrant’s 2007 Non-Employee Directors’ Stock Option Plan and (c) the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on November 12, 2007. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares of Common Stock, par value $0.001 per share, issuable upon the exercise of outstanding options granted under the 2001 Equity Incentive Plan	1,676,346	$2.12	(2)(a)	$3,553,853.52
Shares of Common Stock, par value $0.001 per share, issuable upon the exercise of outstanding options granted under the 2007 Non-Employee Directors Stock Option Plan	99,996	$8.10	(2)(b)	$809,967.60
Shares of Common Stock, par value $0.001 per share, reserved for future issuance under the 2007 Equity Incentive Plan	650,000	$7.22	(2)(c)	$4,693,000.00
Shares of Common Stock, par value $0.001 per share, reserved for future issuance under the 2007 Non-Employee Directors’ Stock Option Plan	66,670	$7.22	(2)(c)	$481,357.40
Shares of Common Stock, par value $0.001 per share, reserved for future issuance under the 2007 Employee Stock Purchase Plan	145,833	$7.22	(2)(c)	$1,052,914.26
Total	2,638,845			$10,591,092.78
Registration Fee	$325.15

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by ARYx Therapeutics, Inc., a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on November 8, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the registration statement on Form S-1 (File No. 333-145813), as amended, that contains audited financial statements as of December 31, 2006 and 2005, and for the three years then ended, the latest fiscal years for which such statements have been filed.

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on October 30, 2007 (File No. 001-33782), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock being offered by this prospectus will be passed upon for the Registrant by Cooley Godward Kronish LLP, Palo Alto, California. As of the date of this prospectus, Cooley Godward Kronish LLP directly holds an aggregate of 2,777 shares of the Registrant’s Common Stock and GC&H Investments, LLC, an entity comprised of partners and associates of Cooley Godward Kronish LLP, holds an aggregate of 17,312 shares of the Registrant’s Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporations’ best interests except that no indemnification is permitted without the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extend permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

• transaction from which the director derives an improper personal benefit;

• act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• unlawful payment of dividends or redemption of shares; or

• breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation and bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action (in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was the Registrant’s director, officer or employee of or any of the Registrant’s affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures the Registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant of those losses for which the Registrant has lawfully indemnified its directors and officers. The policy contains various exclusions.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit No.		Description
4.1	(1)	Specimen Common Stock certificate of the Registrant.
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page of this Registration Statement.

99.1	(2)	2001 Equity Incentive Plan.
99.2	(3)	2007 Equity Incentive Plan.
99.3	(4)	2007 Non-Employee Directors’ Stock Option Plan.
99.4	(5)	2007 Employee Stock Purchase Plan.

(1)         Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(2)         Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(3)         Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(4)         Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(5)         Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fremont, State of California, on this 14th day of November, 2007.

ARYX THERAPEUTICS, INC.

By:	/S/ PAUL GODDARD
Paul Goddard, Ph.D.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Goddard and John Varian and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL GODDARD	Chief Executive Officer, Chairman of	November 14, 2007
Paul Goddard, Ph.D.	the Board and Director (Principal Executive Officer)

/S/ JOHN VARIAN	Chief Operating Officer and Chief	November 14, 2007
John Varian	Financial Officer (Principal Financial Officer)

/S/ JASON BARKER	Senior Director, Finance and	November 14, 2007
Jason Barker	Corporate Controller (Principal Accounting Officer)

/S/ PETER G. MILNER	Director	November 14, 2007
Peter G. Milner, M.D.

/S/ ROBERT ADELMAN	Director	November 14, 2007
Robert Adelman, M.D.

Signature	Title	Date

/S/ LARS EKMAN	Director	November 14, 2007
Lars Ekman, M.D., Ph.D.

/S/ KEITH LEONARD	Director	November 14, 2007
Keith Leonard

/S/ HERM ROSENMAN	Director	November 14, 2007
Herm Rosenman

/S/ PAUL SEKHRI	Director	November 14, 2007
Paul Sekhri

/S/ NICHOLAS SIMON	Director	November 14, 2007
Nicholas Simon

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Specimen Common Stock certificate of the Registrant.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement.
99.1(2)	2001 Equity Incentive Plan.
99.2(3)	2007 Equity Incentive Plan.
99.3(4)	2007 Non-Employee Directors’ Stock Option Plan.
99.4(5)	2007 Employee Stock Purchase Plan.

(1)   Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(2)   Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(3)   Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(4)   Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.

(5)   Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (333-145813), originally filed on August 30, 2007 and incorporated by reference herein.